SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
            of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ]  Preliminary Information Statement  [ ]  Confidential, for use of the
                                             Commission Only (as permitted
[X]  Definitive Information Statement        by Rule 14a-6(e)(2))

                            MEXCO ENERGY CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------

     (5)  Total fee paid:
     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------

     (3)  Filing party:
     ---------------------------------------------------------------------------

     (4)  Date filed:
     ---------------------------------------------------------------------------

                            MEXCO ENERGY CORPORATION
                                   Suite 1101
                                  214 W. Texas
                              Midland, Texas 79701
                                 (432) 682-1119
                              (432) 682-1123 (FAX)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held August 14, 2003


TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the Stockholders of MEXCO ENERGY CORPORATION (the "Company") will be held at Petroleum Club of Midland, 500 West Wall, Midland, Texas 79701, at 2:00 P.M. Central Standard Time on August 14, 2003, for the following purposes:

     1.   To elect seven directors of the Company.

     2.   To ratify the selection of auditors for the Company.

     3. To transact such other business as may properly come before the meeting.

     The stock transfer records for the Company will not be closed. The close of business on July 11, 2003 has been fixed by the Board of Directors as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting.

     DATED this 7th day of July 2003.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        DONNA GAIL YANKO, SECRETARY

                            MEXCO ENERGY CORPORATION
                              INFORMATION STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                            MEXCO ENERGY CORPORATION

                           To be held August 14, 2003

     This Information Statement is furnished by the management of MEXCO ENERGY CORPORATION (the "Company"), in connection with the Annual Meeting of Stockholders of the Company to be held at Petroleum Club of Midland, 500 West Wall, Midland, Texas 79701, at 2:00 P.M., Central Standard Time.

     The Annual Report to stockholders respecting the Company's fiscal year ending March 31, 2003, and the Information Statement were mailed to stockholders on or about July 18, 2003.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY.


                                VOTING SECURITIES

     The close of business as of July 11, 2003 (the "Record Date") has been fixed as the date of record for the determination of stockholders entitled to notice of and vote at the Annual Meeting. As of the Record Date, there were 1,736,041 shares of common stock of the Company (the "Common Stock") outstanding. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record on the Record Date.

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     The following table sets forth information, as of June 28, 2003 concerning the Common Stock beneficially owned by each director and nominee of the Company, by all executive officers, directors and nominees as a group, and by each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.

                                            Number of Shares            Percent
                                             of Common Stock              of
                                          Beneficially Owned (1)         Class
                                          ----------------------         -----
     Howard E. Cox, Jr.                          213,400                 12.29
     Thomas R. Craddick                           25,500                  1.45
     Tamala L. McComic                             9,380                  0.54
     William G. Duncan, Jr. (4)                    9,100                  0.52
     Thomas Graham, Jr.                          123,100 (3)              6.96
     Arden Grover                                 22,500                  1.29
     Jack D. Ladd (4)                             12,175                  0.70
     Nicholas C. Taylor (4)                      886,311                 50.83
     Donna Gail Yanko                             56,612 (2)              3.18
     Officers and directors as a group
       (8 persons)                             1,144,678                 65.47

     (1) Included in the number of shares of Common Stock Beneficially Owned are shares that such persons have the right to acquire within 60 days of June 28, 2003, pursuant to options to purchase such Common Stock (Mr. Craddick, 20,000; Ms. McComic, 7,500; Mr. Duncan, 7,500; Mr. Graham, 32,500; Mr. Grover, 2,500; Mr. Ladd, 10,000; Mr. Taylor, 7,500
          and Ms. Yanko, 32,500).
     (2) Of these shares, Ms. Yanko's spouse owns 944 shares and the right to acquire 12,500 shares pursuant to options to purchase such Common Stock.
     (3)  Of these shares, Mr. Graham's spouse owns 4,000 shares.
     (4)  Denotes a non-employee Director.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, (collectively "Reporting Persons"), to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc., initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Ownership of and transactions in Company stock, by executive officers, directors and beneficial owners of more than 10% of the Company's common stock, require reporting to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that during the fiscal year ended March 31, 2003 all such reports were timely filed.

                                    DIRECTORS

     At the Annual Meeting to be held on August 14, 2003, seven persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the current Directors will be available for election to the Board of Directors. The Company nominees for the seven directorships are set forth in the following table, together with certain information as to each person as of the date of this Information Statement.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                                                                Director of the
               Name             Age         Position with the Company            Company Since
     -----------------------    ---     ---------------------------------        -------------
     Thomas R. Craddick          59     Director                                      1998
     William G. Duncan, Jr.      60     Director                                      1994
     Thomas Graham, Jr.          69     Director and Chairman of the Board            1997
                                        Director                                  1990 to 1994
     Arden R. Grover             77     Director                                      2001
     Jack D. Ladd                53     Director                                      1998
     Nicholas C. Taylor          65     President and Director                        1983
     Donna Gail Yanko            59     Vice President, Secretary, Director           1990

     THOMAS R. CRADDICK was elected to the Board of Directors of the Company in March 1998. Since 1968 to the present, Mr. Craddick has served as a Representative and in 2003 became Speaker of the House of Representatives of the State of Texas. Throughout his tenure of the past 18 sessions of the Legislature, Representative Craddick has served on various committees and conferences. For more than the past seven years Mr. Craddick has been the sales representative for Mustang Mud, Inc., as well as the owner of Craddick Properties and owner and President of Craddick, Inc., both of which invest in oil and gas properties and real estate.

     WILLIAM G. DUNCAN, JR., in November 2000, co-founded First Bankers Trust Company, currently serves as Executive Trust Officer of the company. He previously held several positions, including President, with Southeastern Financial Services, Louisville, Kentucky since 1991, and served as Chairman of the Board of Kentucky Home Trust Co., both companies purchased in March 2000 by National Guardian Life Insurance, Madison, Wisconsin. Mr. Duncan has been a
Director of the Company since 1994 and is a member of the compensation committee.

     THOMAS GRAHAM, JR. was appointed Chairman of the Board of Directors, by the Directors of the Company in July 1997, having served as a director from 1990 through 1994. From July 1994 through July 1997, Mr. Graham served as a United States Ambassador. For nearly fifteen years prior thereto, Mr. Graham served as the General Counsel, United States Arms Control and Disarmament Agency, as well as Acting Director and as Acting Deputy Director of such agency successively, in 1993 and 1994. In these and prior positions he served in a senior position in every arms control negotiation in which the United States participated from 1970
- 1997. He served as a board member and subsequently Vice Chairman of Thorium Power Inc. beginning in 1997. He currently serves as Special Counsel at the law firm of Morgan, Lewis and Bockius in Washington, D.C. He also serves as Senior Consultant at the Eisenhower Institute. In addition he is Board Chairman of the Lawyers Alliance for World Security, Board Member of the United States Industry Coalition (helping U.S. business in Russia), Chairman of the Bi-partisan Security Group (working with the U.S. Congress) and adjunct professor at Stanford University and the University of Washington (Seattle). He is the author of "Disarmament Sketches" University of Washington Press, 2002 and co-author of "Cornerstone of Security", University of Washington Press, 2003.

     ARDEN R. GROVER was elected to the Board of Directors of the Company in September 2001. Mr. Grover has been an independent oil and gas producer for more than 40 years and managing partner of Grover Family L.P., an oil and gas producing company. He is a Director of Glencoe Resources Ltd., Calgary, Alberta Canada and Momentum Energy, LLC, Midland, Texas. He is an advisory Director of Caithness Resources Inc., a Geothermal Energy Company, N.Y.C. and Clear Lake National Bank, San Antonio. Mr. Grover is also a past President of the Permian Basin Petroleum Association.

     JACK D. LADD was elected to the Board of Directors of the Company in March 1998 and is a member of the compensation committee. For 25 years, Mr. Ladd has been a shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc, Midland, Texas. Mr. Ladd was a partner in various real estate partnerships and is an arbitrator for the National Association of Securities Dealers, and a mediator certified by the Attorney Mediation Institute. Mr. Ladd also serves as director for Map Resources, Inc., a company that invests in oil and gas minerals and royalties. In 2002, Mr. Ladd was appointed by the Governor of Texas as a member of the State Securities Board to serve a six year term and in 2003, the Select Committee on Education of the State of Texas.

     NICHOLAS C. TAYLOR was elected President, Treasurer and Director of the Company in April 1983 and continues to serve as President and Director on a part time basis, as required. Mr. Taylor served as Treasurer until March 1999. From July 1993 to the present, Mr. Taylor has been involved in the independent practice of law and other business activities including independent oil and gas production. For more than the prior 19 years, he was a director and shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas, and a partner of the predecessor firm. In 1995, he was appointed by the Governor of Texas to the State Securities Board through January 2001. In addition to serving as chairman for four years, he continues to serve as a member pending the appointment of his successor.

     DONNA GAIL YANKO served part-time as Vice President and Director of the Company since 1990. She also has served as Corporate Secretary of the Company since 1992 and from 1986 to 1992 as Assistant Secretary of the Company. From 1986 to the present, on a part-time basis, she has assisted the President of the Company in his personal business activities.

     During the year ended March 31, 2003, the Board of Directors met at eleven regularly scheduled Board meetings. The Board of Directors has Audit and Compensation committees each composed of three members. The Board of Directors does not have a nominating committee.

     The Compensation Committee currently consists of Messrs. Duncan, Ladd and Taylor, all of whom are non-employee directors. The Committee met two times during the last fiscal year. The purpose of the Compensation Committee is to establish and execute compensation policy and programs for the Company's executives and employees.

     The Company has an Audit Committee composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this Information Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter was filed as an Appendix to the Company's
Schedule 14C for the annual meeting held August 8, 2002.

     Management has presented to the Board that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Company's independent accountants have provided to the Board the written independence disclosures required by Independence Standards Board Standard No. 1. Based on communications with management and the independent accountants, and the report of the independent accountants, the Board included the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2003 filed with the Securities and Exchange Commission.

                          REPORT OF THE AUDIT COMMITTEE

The primary function of the Audit Committee is oversight of the corporation's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, Grant Thornton, LLP (GT), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with GT the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, in reliance on management and GT, and subject to the limitations of our role, the Committee recommended to the Board of Directors, and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2003 for filing with the Securities and Exchange Commission.

The Committee has also recommended to the Board, and the Board has appointed, GT to audit the Company's financial statements for 2004, subject to shareholder ratification of that appointment.

William G. Duncan, Jr., Audit Committee Chair
Arden R. Grover, Audit Committee Member
Jack D. Ladd, Audit Committee Member

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the year ending March 31, 2003, a member of the Board of Directors and a Company employee entered into an agreement with Falcon Bay, LLC, whereby he receives a commission from Falcon Bay Operating, LLC for any transactions consummated between Falcon Bay Operating, LLC and the Company in the course of the Exploration Agreement.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning annual and long-term compensation paid or accrued to executive officers for services in all capacities to the Company for the fiscal year ended March 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                       Securities        All
         Name and                                                      Underlying       Other
     Principal Position         Year        Salary          Bonus       Options     Compensation
     ------------------         ----        ------          -----       -------     ------------
   Nicholas C. Taylor           2003       $    -          $   -            -         $  1,100
     President & CEO            2002       $    -          $   -            -         $  1,000
                                2001       $    -          $   -            -         $    900
   Donna Gail Yanko             2003       $  10,500       $  4,448         -         $   -
     Vice President &           2002       $  10,200       $  4,605         -         $   -
     Secretary                  2001       $   9,300       $  4,599       10,000      $   -
   Tamala L. McComic            2003       $  62,400       $  8,896       10,000      $   -
     Vice President,            2002       $  41,600       $  6,215       10,000      $   -
     Treasurer & Asst Sec.      2001       $    -          $   -            -         $   -
   Thomas Graham, Jr.           2003       $  24,000       $   -            -         $   -
     Chairman                   2002       $  24,000       $   -            -         $   -
                                2001       $  24,000       $   -          10,000      $   -
   Thomas R. Craddick           2003       $   1,200       $   -          10,000      $   -
     Director                   2002       $   1,200       $   -            -         $   -
                                2001       $   1,200       $   -            -         $   -

     o All other compensation is comprised of director fees. There are no employment agreements or retirement benefit plans. Currently non-employee directors are paid $100 per meeting. The sole compensation received by the President and CEO of the Company for such period consisted of director's fees.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

     The Compensation Committee of the Board of Directors is solely responsible for setting executive compensation including base pay and Directors' fees. Such payment is based on performance, including hours worked and effectiveness.

Employee Incentive Stock Option Plan
------------------------------------

     The Company adopted an employee incentive stock plan effective September 15, 1997. Under the plan, 350,000 shares are available for distribution. Awards, granted at the discretion of the compensation committee of the Board, include stock options and restricted stock. Stock options may be incentive stock options or non-qualified stock options. The exercise price of each option will not be less than the market price of the Company's stock on the date of grant. The maximum term of the options is ten years. Restricted stock may be granted with a condition to attain a specified goal. The purchase price will be at least $5.00 per share of restricted stock. The awards of restricted stock must be accepted within sixty days and will vest as determined by agreement. Holders of restricted stock have all rights of a shareholder of the Company. At March 31, 2003, no restricted stock had been granted under the plan.

                     OPTION GRANTS IN LAST FISCAL YEAR TABLE

                                                                                     Potential Realizable
                                                                                     Value After 10 Years
                                      Individual                                       Based on Assumed
                       Number of        Grants                                         Compounded Annual
                      Securities     Percentage of                                          Rates of
                      Underlying     Total Options     Exercise                     Stock Price Appreciation
                        Options       Granted to         Price        Expiration   --------------------------
     Name              Granted(1)      Employees      (per Share)        Date      5% per Year   10% per Year
---------------        ----------      ---------      -----------        ----      -----------   ------------
Tamala L. McComic        10,000          47.62%         $   4.00       05/28/12      $ 25,156      $ 63,750
Thomas R. Craddick       10,000          47.62%         $   4.00       05/28/12      $ 25,156      $ 63,750
Martha R. Starek          1,000           4.76%         $   4.00       05/28/12      $  2,516      $  6,375

(1) Options have a 10-year term and are vested 25% per year on the anniversary date of the grant. The exercise price is a fair market value on the date of grant.

                 AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION VALUES TABLE

                                                 Number of Securities            Value of Unexercised
                                                Underlying Unexercised               In-the-Money
                      Shares                          Options at                      Options at
                     Acquired                       March 31, 2003                  March 31, 2003
                        On        Value      ----------------------------    ----------------------------
       Name          Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
-----------------    --------    --------    -----------    -------------    -----------    -------------
Donna Gail Yanko        0         $   0         32,500           7,500         $      0       $      0
Tamala L. McComic       0         $   0          2,500          17,500         $  2,500       $ 17,500
Thomas Graham, Jr.      0         $   0         32,500           7,500         $      0       $      0
Thomas R. Craddick      0         $   0         17,500          12,500         $      0       $ 10,000
Martha R. Starek        0         $   0              0           1,000         $      0       $  1,000

                             STOCK PERFORMANCE GRAPH

     The following graph shows how an initial investment of $100 in the Company's Common Stock would have compared to an equal investment in the S&P 500 Index or in an index of Peer Group Competitors over a five-year period beginning March 31, 1998 and ending March 31, 2003. The selected Peer Group consists of several larger independent oil and gas producers: Noble Affiliates, Inc., Pogo Producing Company, Anadarko Petroleum Corporation, Apache Corporation, and Parallel Petroleum Corporation. This group of companies is used by the Company for certain comparisons.

[STOCK PERFORMANCE GRAPHIC OMITTED]

     ===========================================================================
                          1998     1999     2000      2001       2002      2003
     ---------------------------------------------------------------------------
     MEXCO                $100     $100      $70       $64        $60       $74
     ---------------------------------------------------------------------------
     S&P 500              $100     $117     $136      $105       $104       $77
     ---------------------------------------------------------------------------
     PEER GROUP           $100      $74     $101      $130       $125      $123
     ===========================================================================

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, by resolution, has approved the selection of Grant Thornton LLP as the accountants for the Company for the fiscal year beginning April 1, 2003. A representative of that firm will not be present at the Annual Meeting, but will be available by telephone, and have an opportunity to make a statement if they desire to do so and respond to appropriate questions. The Company paid Grant Thornton LLP $22,245 for audit services during fiscal 2003. This firm provides no other services to the Company.

                               NEXT ANNUAL MEETING

     Appropriate proposals of stockholders intended to be presented at the 2004 Annual Meeting must be received by Ms. Gail Yanko, Secretary, no later than May 15, 2004, in order to be included in the Company's Information Statement relating to such meeting.

                                  OTHER MATTERS

     Management knows of no other business that will be presented at the Annual Meeting other than as explained herein.

     A majority in interest of the issued and outstanding Common Stock entitled to vote shall constitute a quorum at the Annual Meeting and shall be necessary to elect the Board of Directors and transact any business.

     The cost of preparing and mailing this Information Statement will be borne by the Company. The Company will, upon request, reimburse brokers for the cost incurred by them in mailing copies of this Statement and the Annual Report of the Company to such of their customers as are beneficial owners of the Common Stock of the Company registered in the names of such brokers.

     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2003, BY WRITING THE SECRETARY, MEXCO ENERGY CORPORATION, SUITE 1101, 214 WEST TEXAS AVENUE, MIDLAND, TEXAS 79701.